                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Under Rule 14a-12

                                 GADZOOKS, INC.
                (Name of Registrant As Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  $__________ (aggregate amount to be distributed to security holders)

         4)       Proposed maximum aggregate value of transaction:

                  $__________ (aggregate amount to be distributed to security holders)

         5)       Total fee paid:

                  $__________

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         1)       Amount Previously Paid:

                  --------------------------------------------------------------
         2)       Form, Schedule or Registration Statement No.:

                  --------------------------------------------------------------
         3)       Filing Party:

                  --------------------------------------------------------------
         4)       Date Filed:

                  --------------------------------------------------------------

                                 [GADZOOKS LOGO]

                                  Dallas, Texas

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             THURSDAY, JUNE 13, 2002

To the Shareholders of Gadzooks, Inc.

         The 2002 Annual Meeting of Shareholders (the "Annual Meeting") of Gadzooks, Inc., a Texas corporation (the "Company" or "Gadzooks"), will be held on Thursday, June 13 at 9:00 a.m., local time, at Gadzooks' headquarters, 4121 International Parkway, Carrollton, Texas 75007 for the following purposes:

         1. To elect one director to serve until the 2004 Annual Meeting of Shareholders and two directors to serve until the 2005 Annual Meeting of Shareholders;

         2. To approve an amendment to the Gadzooks, Inc. 1992 Incentive and Nonstatutory Stock Option Plan (the "Incentive Plan") to extend the term of the plan to February 26, 2012;

         3. To approve amendments to the Gadzooks, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan") to increase the number of monthly offerings to 180 and to extend the term of the plan to March 31, 2013;

         4. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors for Gadzooks for the fiscal year ending February 1, 2003; and

         5. To transact all other business that may properly come before such meeting or any adjournment(s) thereof.

         The close of business on Wednesday, May 1, 2002 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) thereof. Only holders of record of Gadzooks' common stock at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting. Gadzooks' stock transfer books will not be closed. A complete list of shareholders entitled to vote at the Annual Meeting will be available for examination by any Company shareholder at Gadzooks' headquarters, 4121 International Parkway, Carrollton, Texas 75007, for purposes pertaining to the Annual Meeting, during normal business hours for a period of 10 days prior to the Annual Meeting, and at the time and place of the Annual Meeting.

         You are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE SO THAT YOUR SHARES MAY BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. A self-addressed, postage prepaid envelope is enclosed for your convenience. You may revoke your proxy by following the procedures set forth in the accompanying Proxy Statement.

                                       By order of the Board of Directors

                                       GADZOOKS, INC.

                                       /s/ JAMES A. MOTLEY
                                       ----------------------------------
                                       James A. Motley
                                       Secretary
May 10, 2002

                                 [GADZOOKS LOGO]

                           4121 International Parkway
                             Carrollton, Texas 75007
                                 (972) 307-5555

                                   ----------

                                 PROXY STATEMENT

                                   ----------


                    SOLICITATION AND REVOCABILITY OF PROXIES

         The enclosed proxy is solicited by and on behalf of the Board of Directors of Gadzooks, Inc., a Texas corporation, together with its wholly-owned subsidiaries (the "Company" or "Gadzooks"), for use at the 2002 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, June 13, 2002 at 9:00 a.m., local time, at Gadzooks' headquarters, 4121 International Parkway, Carrollton, Texas 75007, (972) 307-5555, or at any adjournment(s) thereof. The solicitation of proxies by the Board of Directors of Gadzooks (the "Board of Directors") will be conducted primarily by mail. Mellon Investor Services, L.L.C. may be retained to assist Gadzooks in the solicitation of proxies in connection with the Annual Meeting for a fee of approximately $5,000, plus out-of-pocket expenses. In addition, officers, directors and employees of Gadzooks may solicit proxies personally or by telephone, telegram, electronic mail or other forms of wire or facsimile communication. These persons will receive no special compensation for any solicitation activities. Gadzooks will, upon request, reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of Gadzooks' common stock (the "Common Stock"). Gadzooks will bear the costs of the solicitation. This proxy statement and the form of proxy were first mailed to shareholders of Gadzooks on or about May 15, 2002.

         The enclosed proxy, although executed and returned, may be revoked at any time prior to the voting of the proxy (a) by the execution and submission of a revised proxy bearing a later date, (b) by written notice of revocation to the Secretary of Gadzooks at the address set forth above, or (c) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by proxies will be voted at the Annual Meeting.

         At the close of business on May 1, 2002, the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, 9,157,169 shares of Common Stock were outstanding, each of which is entitled to one vote. Common Stock is the only class of outstanding securities of Gadzooks entitled to notice of, and to vote at, the Annual Meeting.

                            A. ELECTION OF DIRECTORS

         Three directors are to be elected at the Annual Meeting. William C. Bousquette has been nominated to serve as a director, and if elected, will serve until Gadzooks' Annual Meeting of Shareholders in 2004 and until his respective successor has been duly elected and qualified or until his earlier death, disqualification, retirement, resignation or removal from office. Lawrence H. Titus, Jr. and G. Michael Machens have been nominated to serve as directors, and if elected, will serve until Gadzooks' Annual Meeting of Shareholders in 2005 and until their respective successors have been duly elected and qualified or until their earlier death, disqualification, retirement, resignation or removal from office. Each of these nominees for director currently serves as a director of Gadzooks, and biographical information for each is set forth below. Under Gadzooks' Bylaws and consistent with Texas law, directors shall be elected by plurality vote at each annual meeting of shareholders at which a quorum is present, and accordingly, abstentions and "broker non-votes" will have no effect on the election of directors except in determining if a quorum is present. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Shareholders may not cumulate their votes in the election of directors.

         Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy, if signed and returned, will be voted for the election of the nominees listed below. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF MESSRS. WILLIAM C. BOUSQUETTE, LAWRENCE H. TITUS, JR. AND G. MICHAEL MACHENS TO THE BOARD OF DIRECTORS.

         The following table sets forth certain information regarding the director nominees and the other directors of Gadzooks:

                                                                                       SERVED AS      DIRECTOR'S TERM
                 NAME                     AGE                POSITION               DIRECTOR SINCE         ENDING
                 ----                     ---                --------               --------------    ---------------
Gerald R. Szczepanski..................    53    Chairman of the Board, Chief            1983               2003
                                                  Executive Officer and Director
Lawrence H. Titus, Jr..................    51    Director                                1983               2002
G. Michael Machens.....................    51    Director                                1992               2002
Robert E.M. Nourse.....................    63    Director                                1993               2004
Ron G. Stegall.........................    54    Director                                1999               2003
William C. Bousquette..................    65    Director                                2001               2002

         GERALD R. SZCZEPANSKI, a co-founder of Gadzooks, has served as Chairman of the Board and Chief Executive Officer of Gadzooks since July 1994. Mr. Szczepanski also served as President of Gadzooks from January 1983 until July 1994, from July 1995 until August 1998 and from April 1999 until March 2001. Mr. Szczepanski has been a Director of Gadzooks since January 1983. Prior to founding Gadzooks, from 1977 to 1983, Mr. Szczepanski was a Vice President of T-Shirts Plus, a chain of 300 franchised retail t-shirt stores located throughout the United States. Mr. Szczepanski has a total of 25 years of experience in the retail business.

         LAWRENCE H. TITUS, JR., a co-founder of Gadzooks, has served as a Director of Gadzooks since January 1983. Mr. Titus currently manages personal investments. Mr. Titus served as President and Secretary of Gadzooks from July 1994 until July 1995, when he retired to pursue other interests. From January 1983 until July 1994, Mr. Titus was Vice President and Secretary of Gadzooks. Prior to founding Gadzooks, from 1976 to 1983 Mr. Titus was a Vice President of T-Shirts Plus, a chain of 300 franchised retail t-shirt stores located throughout the United States.

         G. MICHAEL MACHENS has served as a Director of Gadzooks since January 1992. Mr. Machens is currently a Managing General Partner of Phillips-Smith-Machens Venture Partners, a venture capital firm specializing in consumer and retail investments. Prior to joining Phillips-Smith in 1989, Mr. Machens served as Chief Financial Officer of Blockbuster Entertainment, Chief Financial Officer of Compco Computer Centers, and Controller of Pearle Health Services, Inc. Mr. Machens has served as a director of a number of privately-held retail companies.

         ROBERT E.M. NOURSE has served as a Director of Gadzooks since October 1993. Mr. Nourse is currently President of Arena Growth Ventures, a private investment company. From 1980 to 1996, Mr. Nourse served as President and Chief Executive Officer of The Bombay Company, Inc., a specialty retailer selling home furnishings and decorative accessories in over 400 stores in the United States and Canada. Mr. Nourse served as a Director of The Bombay Company, Inc. from 1990 to 1996. Mr. Nourse has served as director for a number of privately held retail and manufacturing companies.

         RON G. STEGALL has served as a Director of Gadzooks since February 1999. Mr. Stegall is currently the chief executive officer of Arlington Equity Partners, Inc., a venture capital firm specializing in retailing start-ups. Prior to forming Arlington Equity Partners, Inc. in 1992, Mr. Stegall founded BizMart, Inc., an office products superstore chain and was a retail executive with Tandy Corporation's Radio Shack unit for many years. Mr. Stegall serves as chairman of the board of directors of InterTAN, Inc., an international electronics retailer and also serves as a director of Hastings Entertainment, Inc., a superstore retailer.

         WILLIAM C. BOUSQUETTE has served as a director of Gadzooks since July 2001. Mr. Bousquette served as Senior Vice President and Chief Financial Officer of Texaco, Inc. from January 1995 to December 1996 prior to retiring. From 1990 to 1995, Mr. Bousquette served as Executive Vice President and Chief Financial Officer of Tandy Corporation, the predecessor company to Radio Shack Corporation. Mr. Bousquette also previously served as Vice President and Chief Financial Officer of Emerson Electric Company, Vice President of Rockwell International, and Assistant Controller at Ford Motor Company. Mr. Bousquette currently serves as a director for InterTAN, Inc., an international electronics retailer, and has previously served as a director for O'Sullivan Industries, a furniture manufacturer, and Cyprus Amax Minerals Company, a diversified mining company.

         The directors elected at the Annual Meeting will hold office for their respective terms and until their successors are duly elected and qualified, or until their earlier death, disqualification, retirement, resignation or removal from office. Mr. Szczepanski, in his capacity as an executive officer of Gadzooks, was elected to serve in such capacity until his successor is duly elected and qualified or until his earlier death, disqualification, retirement, resignation or removal from office. There is no family relationship between any of the directors and executive officers of Gadzooks.

         The following table sets forth information regarding the executive officers of Gadzooks who are not directors of Gadzooks:

                     NAME                           AGE                           POSITION
                     ----                           ---                           --------
Paula Y. Masters...............................     39      President and Chief Merchandising Officer
James A. Motley................................     38      Vice President, Chief Financial Officer and Secretary
William S. Kotch III...........................     51      Senior Vice President - Real Estate
Stephen R. Puterbaugh..........................     53      Vice President - Human Resources
George S. Sotirin..............................     43      Vice President - Store Operations
Jeffrey P. Creecy..............................     42      Vice President - Information Systems

         PAULA Y. MASTERS has served as President and Chief Merchandising Officer since March 2001. From October 1999 to March 2001, Ms. Masters served as Senior Vice President - General Merchandising Manager of Gadzooks, and from January 1999 to October 1999 served as its Vice President - General Merchandising Manager. Prior to joining Gadzooks, Ms. Masters held the position of Vice President - Divisional Merchandise Manager from January 1996 to December 1998 with Elder-Beerman, where she was responsible for that company's junior sportswear and dress business. From May 1986 to December 1995, Ms. Masters served in a variety of capacities at Margo's, including Vice President - Divisional Merchandise Manager from May 1993 to January 1994 and Senior Vice President - General Merchandise Manager from January 1994 to December 1995. Ms. Masters has over 17 years of experience in the apparel retailing business.

         JAMES A. MOTLEY has served as Vice President, Chief Financial Officer and Secretary since February 2000. Mr. Motley joined Gadzooks as Controller in November 1997 and was promoted to the position of Vice President - Finance and Secretary in May 1999. Prior to joining Gadzooks, Mr. Motley held the position of Director of Accounting Systems and Procedures for Tandy Corporation. Mr. Motley served as certified public accountant in the audit practice of Price Waterhouse for over seven years before the Tandy position, working primarily on retail audit engagements. Mr. Motley has over 14 years of experience in the retailing business.

         WILLIAM S. KOTCH III has served as Senior Vice President - Real Estate since September 2001. From August 1995 to September 2001, Mr. Kotch served as Vice President - Real Estate of Gadzooks. From October 1986 until August 1995, Mr. Kotch served as National Director of Real Estate for County Seat Stores, Inc., a chain of over 700 specialty retail stores. Mr. Kotch was previously employed by the Zale Corporation for 13 years in various operational positions, including Manager of Corporate Real Estate from 1983 to 1985. Mr. Kotch has 19 years of retail leasing experience.

         STEPHEN R. PUTERBAUGH has served as Vice President - Human Resources since September 2000. Mr. Puterbaugh joined Gadzooks in August 1997 as Vice President - Human Resources, and served as Vice President - Human Resources and Loss Prevention from January 1999 to September 2000. Most recently, Mr. Puterbaugh served as Vice President - Human Resources for Dallas based Lil' Things from December 1994 to July 1997. Prior to December 1994, Mr. Puterbaugh held various human resources and operating positions with high growth retailers, including Circuit City, The Gap and Sears. Mr. Puterbaugh has over 30 years of experience in the department store and fashion specialty retail environment.

         GEORGE S. SOTIRIN has served as Vice President - Store Operations since March 2001. Mr. Sotirin served as Director - Store Operations from January 1998 to March 2001. Prior to joining Gadzooks, Mr. Sotirin served as a Regional Sales Director for G&G/Rave from July 1997 to January 1998. From November 1995 to July 1997, Mr. Sotirin was the Director of Stores at Styles for Less. Prior to that, Mr. Sotirin was the Director of Stores for Charlotte Russe from January 1994 to November 1995 and was a Regional Sales Director for the United Retail Group from January 1991 to January 1994. Mr. Sotirin has over 21 years experience in the retailing industry.

         JEFFREY P. CREECY has served as Vice President - Information Services since February 2000. Mr. Creecy joined Gadzooks as Director of Information Services in April 1998. Prior to joining Gadzooks, Mr. Creecy held the position of Computer Operations Manager for The Bombay Company. Mr. Creecy served in a variety of capacities during a seven-year career at Bombay, ranging from software development to operations management. Mr. Creecy has over 12 years experience in the retailing industry.

         The executive officers named above were elected to serve in such capacities until their respective successors have been duly elected and have been qualified or until their earlier death, disqualification, retirement, resignation or removal from office.

DIRECTORS' MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors held seven meetings during fiscal 2001. Each director attended at least 75 percent of the meetings of the Board of Directors and any committee on which such director served during fiscal 2001, except for Ron G. Stegall, who missed two Audit Committee meetings.

         The Board of Directors currently has two standing committees, the Audit Committee and the Compensation Committee. The Audit Committee currently consists of Messrs. Bousquette, Machens, Titus and Stegall. The Audit Committee meets periodically with representatives of Gadzooks' independent accountants to review the general scope of the annual audit, including consideration of Gadzooks' accounting practices and procedures and system of internal accounting controls, and reports to the Board of Directors with respect thereto. The Charter of the Audit Committee was attached as Appendix A to the fiscal 2000 proxy statement. The Audit Committee met six times during fiscal 2001. The Compensation Committee, which currently consists of Messrs. Machens and Nourse, meets periodically to review and make recommendations with respect to the annual compensation of Gadzooks' executive officers and management group. The Compensation Committee met five times during fiscal 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         In fiscal 2001, G. Michael Machens and Robert E. M. Nourse served as members of the Compensation Committee of Gadzooks. Neither of these individuals was an officer or employee of Gadzooks at any time during fiscal 2001.

         No current executive officer of Gadzooks serves as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of Gadzooks' Board of Directors or Compensation Committee.

COMPENSATION OF DIRECTORS

         Each director of Gadzooks who is not an officer or employee of Gadzooks receives a $12,000 annual retainer fee, a $1,500 fee for each meeting of the Board of Directors attended by such director and a fee of $500 for each committee meeting attended by such director. In addition, directors of Gadzooks are reimbursed for their reasonable out-of-pocket expenses in connection with their travel to, and attendance at, meetings of the Board of Directors or committees thereof.

         Gadzooks has adopted a stock option plan for non-employee directors of Gadzooks (the "Director Plan"). The Director Plan (i) grants to newly elected or appointed non-employee directors options to purchase 5,000 shares of Common Stock that vest over four years and (ii) grants annually to incumbent non-employee directors options to purchase 2,000 shares of Common Stock that vest over two years, which are awarded on the third day after Gadzooks' release of annual earnings at an exercise price equal to the fair market value of such shares of Common Stock on the date the option is granted. As amended, 100,000 shares of Common Stock are available for issuance under the Director Plan.

         On March 15, 2001, under the Director Plan, Messrs. Machens, Nourse, Titus and Stegall were each granted options to purchase 2,000 shares of Common Stock at $22.06 per share, vesting over a two-year period and exercisable through March 2011. On July 27, 2001, Mr. Bousquette was granted options to purchase 5,000 shares of common stock at $13.99 per share, vesting over a four-year period and exercisable through July 2011. On March 15, 2002, under the Director Plan, Messrs. Bousquette, Machens, Nourse, Titus and Stegall were each granted options to purchase 2,000 shares of Common Stock at $15.74 per share, vesting over a two-year period and exercisable through March 2012. As of April 15, 2002, options to purchase 63,178 shares of Common Stock were outstanding under the Director Plan with a weighted average exercise price of $17.88 per share. Under the Director Plan, 16,000 of the options granted to date vest over a four-year period, and 47,178 of the options granted to date vest over a two-year period.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid by Gadzooks to the Chief Executive Officer and the four next most highly compensated executive officers (the "Named Executive Officers") for services rendered in all capacities during fiscal 2001.

                           SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                                                 COMPENSATION
                                                                    AWARDS
                                       ANNUAL COMPENSATION       -------------
                                    --------------------------   STOCK OPTIONS      ALL OTHER
              NAME                  YEAR    SALARY    BONUS(1)     SHARES(2)     COMPENSATION(3)
              ----                  ----   --------   --------   -------------   ----------------
Gerald R. Szczepanski               2001   $548,000         --           --          $27,229
  Chairman of the Board and         2000    492,000   $582,852           --           34,710
  Chief Executive Officer           1999    440,000    166,920      120,000           28,666

Paula Y. Masters                    2001    384,000         --       30,000           21,307
  President and Chief               2000    277,000    291,263           --           18,097
  Merchandising Officer             1999    198,000     85,800      105,000            7,700

James F. Wimpress, Jr.(4)           2001    290,000         --       40,000           18,592
  Executive Vice President --       2000    267,000    246,128       17,500           20,126
  Operations                        1999    240,000     74,880       30,000           10,759

James A. Motley                     2001    204,000         --       10,000           18,655
  Vice President, Chief             2000    177,000    128,319           --           13,477
  Financial Officer and Secretary   1999    134,000     31,200       45,000           12,142

William S. Kotch, III               2001    185,000         --        7,500           18,201
  Senior Vice President -- Real     2000    167,000     99,478           --           16,434
  Estate                            1999    150,000     31,200       15,000           16,155

----------

(1) Gadzooks' executive officers are entitled to receive bonuses depending on Gadzooks' achievement of certain levels of operating income and other performance criteria. Amounts represent bonuses accrued for each year's performance, but paid in the subsequent year. See "Bonus Plan."

(2) The annual fiscal 2000 stock option grant was awarded to the executive officers on January 28, 2000, which fell at the end of fiscal 1999. Therefore, such grants were reported in fiscal 1999 rather than fiscal 2000.

(3) Amounts represent the Company's contributions to the Stock Purchase Plan, 401(k) Plan and automobile allowances.

(4) Mr. Wimpress left Gadzooks in March 2002. All unvested stock option grants were canceled upon his departure.

         The following table provides information concerning stock options granted to the Named Executive Officers in fiscal 2001. In addition, in accordance with the regulations of the Securities and Exchange Commission (the "SEC"), hypothetical gains or "option spreads" that would exist for the respective options are shown. These gains are based on assumed rates of annual stock price appreciation of 5% and 10% from the date the options were granted.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS
                                    -----------------------------------------------      POTENTIAL REALIZABLE
                                                 % OF TOTAL                             VALUE AT ASSUMED ANNUAL
                                     NUMBER OF    OPTIONS                                RATES OF STOCK PRICE
                                      SHARES     GRANTED TO    EXERCISE                    APPRECIATION FOR
                                    UNDERLYING   EMPLOYEES     OR BASE                      OPTION TERM(2)
                                      OPTIONS    IN FISCAL      PRICE    EXPIRATION   --------------------------
               NAME                 GRANTED(1)      2001        ($/SH)      DATE         5%($)         10%($)
               ----                 ----------   ----------    --------  ----------   -----------   ------------
Gerald R. Szczepanski
  Chairman of the Board and Chief           --           --          --          --            --             --
  Executive Officer

Paula Y. Masters
  President and Chief                   30,000        10.17%   $  22.06     3/15/11   $   416,202   $  1,054,739
  Merchandising Officer

James F. Wimpress, Jr.(3)               20,000         6.78       22.06     3/15/11       277,468        703,159
  Executive Vice President --           20,000         6.78       18.56     4/12/11       233,446        591,597
  Operations

James A. Motley
  Vice President, Chief Financial       10,000         3.39       22.06     3/15/11       138,734        351,580
  Officer and Secretary

William S. Kotch III
  Senior Vice President --               7,500         2.54       22.06     3/15/11       104,051        263,685
  Real Estate

----------

(1) The options granted are subject to a five-year vesting schedule with 20% becoming exercisable on the first, second, third, fourth and fifth anniversary of the date of grant.

(2) The 5% and 10% assumed annual rates of appreciation are mandated by the rules of the SEC and do not reflect Gadzooks' estimates or projections of future Common Stock prices. There can be no assurance that the amounts reflected in this table will be achieved. These numbers exclude the provisions of Gadzooks' stock option plans governing termination of the option following employment termination, non-transferability or vesting.

(3) Mr. Wimpress left Gadzooks in March 2002. All unvested stock option grants were canceled upon his departure.

         The following table sets forth, as of February 2, 2002, the number of options and the value of unexercised options held by the Named Executive Officers.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                       OPTION EXERCISES               NUMBER OF
                                    ----------------------        SHARES UNDERLYING           VALUE OF UNEXERCISED
                                       NO. OF                  UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                       SHARES                      FEBRUARY 2, 2002            FEBRUARY 2, 2002(1)
                                      ACQUIRED     VALUE     ---------------------------   ---------------------------
               NAME                 ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
               ----                 -----------   --------   -----------   -------------   -----------   -------------
Gerald R. Szczepanski
  Chairman of the Board and Chief        81,061   $995,926       121,221          80,399   $   818,534   $     411,837
  Executive Officer

Paula Y. Masters
  President and Chief                        --         --        48,000          69,000       260,220         367,950
  Merchandising Officer

James F. Wimpress, Jr.(2)
  Executive Vice President --                --         --        35,202          39,499       135,772         141,457
  Operations

James A. Motley
  Vice President,                            --         --        31,850          32,900       106,170         107,130
  Chief Financial Officer
  and Secretary

William S. Kotch III
  Senior Vice President --                   --         --        32,348          11,099       236,052          54,942
  Real Estate

----------

(1) For purposes of this table, the value of the unexercised options is the amount by which the market value of the Common Stock as of February 2, 2002 underlying the in-the-money options exceeds the exercise price thereof. This valuation methodology differs from the potential realizable value of the options at assumed annual rates of Common Stock price appreciation used to calculate the value of options granted to the Named Executive Officers on page 7.

(2) Mr. Wimpress left Gadzooks in March 2002. All unvested stock option grants were canceled upon his departure.


BONUS PLAN

         The executive officers and certain other members of corporate management are eligible to receive cash bonuses in addition to their base salaries. The bonus plan for executive officers and corporate management is based upon Gadzooks' earnings before interest and income taxes for the fiscal year. Certain corporate management employees, excluding executive officers, received bonuses totaling an aggregate of approximately $420,000 for fiscal 2001. Executive officers received no bonuses for fiscal 2001. Gadzooks' field supervision (regional and district managers) and store management personnel are eligible to receive bonuses based on store sales, payroll and other expense and inventory control factors. Total bonuses paid to field supervision and store management personnel for fiscal 2001 were approximately $1,385,000. The executive officers' and corporate management's bonus plans are reviewed and approved by the Compensation Committee of the Board of Directors. The store management bonus plans are reviewed and approved by the executive officers.

EMPLOYEE STOCK OPTION PLANS

         In February 1992, the Board of Directors of Gadzooks adopted the 1992 Incentive and Nonstatutory Stock Option Plan (the "Incentive Plan"). The Incentive Plan is currently administered by the Compensation Committee. Subject to the express provisions of the Incentive Plan, the Compensation Committee may, from time to time, determine the persons that will be granted options under the Incentive Plan, the number of shares of Common Stock subject to each option and the exercise price, and the time or times when such options shall be granted and may be exercised. The Incentive Plan provides that options granted under the Incentive Plan may be either "incentive stock options" ("ISOs") as defined by the Internal Revenue Code of 1986, as amended (the "Code"), or non-ISOs. The maximum number of shares of Common Stock currently available for grant under the Incentive Plan is 2,100,000. As of February 2, 2002, options to purchase approximately 1,167,401 shares were outstanding under the Incentive Plan with a weighted average exercise price of approximately $13.09 per share. All of the options granted to date under the Incentive Plan vest either immediately or over a three, four or five-year period.

         In September 1994, the Board of Directors of Gadzooks adopted the 1994 Incentive and Nonstatutory Stock Option Plan for Key Employees (the "Key Employee Plan"). The Key Employee Plan is also currently administered by the Compensation Committee. Subject to the express provisions of the Key Employee Plan, the Compensation Committee may, from time to time, determine the persons that will be granted options under the Key Employee Plan, the number of shares of Common Stock subject to each option and the exercise price, and the time or times when such options shall be granted and may be exercised. The Key Employee Plan provides that options granted under the Key Employee Plan may be either ISOs or non-ISOs. The maximum number of shares of Common Stock available for grant under the Key Employee Plan is 272,651 shares. As of February 2, 2002, options to purchase 13,695 shares were outstanding under the Key Employee Plan, all of which have an exercise price of $3.15, and options for 258,956 shares have been exercised under the Key Employee Plan, all of which had an exercise price of $3.15 per share. All of the options granted under the Key Employee Plan vest over a five-year period.

401(k) PLAN

         Effective January 1, 1995, Gadzooks adopted the Gadzooks, Inc. Employees' Savings Plan (the "401(k) Plan"). All employees who have been employed by Gadzooks for at least one year of service (provided that such service represents a minimum of 1,000 hours worked during the year) and are at least 21 years of age are eligible to participate. Employees may contribute to the 401(k) Plan up to 15% of their current compensation, subject to a statutorily prescribed annual limit. The 401(k) Plan provides that Gadzooks will make regular matching contributions to the 401(k) Plan each year in the amount of 50% of the participant's contribution, up to 5% of the participant's compensation, for the year. The 401(k) Plan also provides that Gadzooks may determine to make a discretionary profit-sharing contribution to the plan each year based upon Gadzooks' profitability for that year. As of the date of this Proxy Statement, Gadzooks has not made any profit-sharing contributions to the 401(k) Plan. Employee contributions and Gadzooks' matching contributions are paid to a corporate trustee and invested in Common Stock and various funds at the discretion of the participant. Gadzooks' contribution, if any, vests over five years or earlier upon attainment of retirement at age 65, retirement for disability, death or termination of the 401(k) Plan. Distributions may be made from a participant's account in the form of a lump sum upon termination of employment, retirement, disability, death or in the event of financial hardship. The 401(k) Plan is intended to qualify under Section 401 of the Code so that contributions by employees or by Gadzooks to the 401(k) Plan, and income earned on such contributions, are not taxable to employees until withdrawn from the 401(k) Plan.

EMPLOYEE STOCK PURCHASE PLAN

         In March 1998, the Board of Directors adopted the Gadzooks, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan is currently administered by the Compensation Committee. Any person who is an employee of Gadzooks who is scheduled to work at least 20 hours per week on a regular basis and has completed six months of employment with Gadzooks is eligible to participate in the Stock Purchase Plan. The Stock Purchase Plan is currently implemented by 60 monthly offerings of the Common Stock (each an "Offering") on the first day of each calendar month ending with March 1, 2003. The maximum aggregate number of shares reserved for issuance under the Stock Purchase Plan is 110,000. Common Stock is purchased for participants in the Stock Purchase Plan as of the last day of each Offering with the money deducted from their pay checks during the Offering. The purchase price per share of Common Stock is an amount equal to 85% of the fair market value of a share of Common Stock on the last day of such Offering.

EMPLOYMENT AGREEMENTS

         Gadzooks has entered into a severance protection agreement with Mr. Szczepanski pursuant to which Gadzooks will provide certain benefits to him if his employment is terminated under certain conditions, including a change of control. If Mr. Szczepanski's employment with Gadzooks is terminated within 24 months following a change in control for any reason other than for cause or disability, death, or by the executive other than for good reason, the executive shall be entitled to (i) all accrued compensation and a pro rata bonus, (ii) severance pay equal to two times the sum of such executive's base salary and annual bonus and (iii) Gadzooks will continue to provide the executive with medical and dental coverage. If the executive's termination of employment with Gadzooks is not in connection with a change in control, the executive shall be entitled to the benefits discussed above except (i) the severance pay will be paid in the form of a biweekly periodic salary continuation payment for two years from the termination date with the amounts paid during the second year reduced by the amount the executive receives from other employment and (ii) the medical and dental coverage will continue until the earlier of the second anniversary of the termination date or the date the executive becomes eligible for Medicare coverage. In addition, Mr. Szczepanski agrees that upon termination of his employment with Gadzooks, he will not disclose any confidential information relating to Gadzooks and he will not solicit, interfere or compete with Gadzooks, its business, its clients or its customers for a period of 24 months.

         Gadzooks has an executive retirement agreement with Mr. Szczepanski pursuant to which Mr. Szczepanski or his estate shall be eligible to receive certain benefits on termination of his employment with Gadzooks as a result of either death, termination without cause or retirement. Upon such termination (i) Gadzooks will continue to provide Mr. Szczepanski (and his spouse, if applicable) medical, dental and life insurance coverage, (ii) Gadzooks may enter into a consulting relationship with Mr. Szczepanski to facilitate the transition to Mr. Szczepanski's successor and (iii) Mr. Szczepanski will receive his pro rata bonus for the current fiscal year.

         Gadzooks has a severance agreement with Messrs. Kotch and Wimpress, and Ms. Masters pursuant to which Gadzooks will continue to pay such officer's base salary for a period of six months in the event of termination without cause. Each of the remaining Named Executive Officers has also agreed not to participate, while an employee of Gadzooks and for a period of 12 months thereafter, in a business or enterprise that competes with Gadzooks. Upon leaving Gadzooks in March 2002, Mr. Wimpress received a payment of $270,939 pursuant to his severance agreement.

         THE FOLLOWING REPORT OF THE AUDIT COMMITTEE, COMPENSATION COMMITTEE AND THE SHAREHOLDER RETURN PERFORMANCE PRESENTATION SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT") OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                             AUDIT COMMITTEE REPORT

         The Audit Committee oversees Gadzooks' financial reporting process on behalf of your Board of Directors. The Audit Committee operates under a written charter adopted by the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee, which is composed of independent directors in compliance with Rule 4200 of the National Association of Securities Dealers' listing standards, reviewed the audited financial statements in the Annual Report with management. The Audit Committee also discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

         The Audit Committee reviewed with PricewaterhouseCoopers LLP, Gadzooks' independent accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Gadzooks' accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent accountants their independence from management and Gadzooks including the matters required by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with their independence.

         The Audit Committee discussed with our independent accountants the overall scope and plans for their audit. The Audit Committee meets with the independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee held six meetings during fiscal year 2001.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors (and the board of directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended February 2, 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to shareholder approval, that PricewaterhouseCoopers LLP serve as our independent auditors for the fiscal year ending February 1, 2003.
                                       Audit Committee

                                       G. Michael Machens, Chairman
                                       Lawrence H. Titus, Jr.
                                       Ron G. Stegall
                                       William C. Bousquette

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee established compensation policies and made the compensation decisions described herein for fiscal 2001. The Compensation Committee's compensation policies were applied to each of the Named Executive Officers, including the Chief Executive Officer, in the same manner.

         The Compensation Committee believes that in order for Gadzooks to succeed it must be able to attract and retain qualified executives. The objectives of the Compensation Committee in determining the type and amount of executive officer compensation are (i) to provide a compensation package consisting of a base salary, bonus and long term incentives in the form of stock options that is in the aggregate competitive with the median range for retail companies of similar stage and growth and (ii) to allow Gadzooks to attract and retain talented executive officers and to align their interests with those of the shareholders.

BASE SALARY

         The Compensation Committee engages an independent consultant to assist them in reviewing the executive base salaries and compensation packages paid by similar companies, primarily mall-based, specialty retailers. The industry segment, size and growth rate of companies are considered to determine which specialty retailers are similar to Gadzooks and appropriate for executive salary comparisons. Information from various public filings of comparable specialty retailers is also used in the executive salary review. The Chief Executive Officer's base salary of approximately $550,000 for fiscal 2001 was determined in this manner (see the Summary Compensation Table). The Compensation Committee believes that the foregoing executive salary review, when taken together with the experience of Compensation Committee members within the retail industry, provides the basis for a reasonably informed judgment. (See "Election of Directors" for a description of the retail experience of each Compensation Committee member).

BONUS

         Annual incentive bonuses are intended to reflect the Compensation Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the performance of Gadzooks, as well as the individual contribution of each officer. Accordingly, the executive officers of Gadzooks, including the Chief Executive Officer, participate in an annual executive incentive bonus plan ("Incentive Bonus Plan") which provides for cash bonuses based upon Gadzooks' overall financial performance and the achievement of certain specified levels of profitability for the fiscal year. The Compensation Committee annually establishes targeted profitability levels for the ensuing fiscal year in conjunction with Gadzooks' annual financial plan. The Incentive Bonus Plan provides for no executive bonuses below a specified level of overall profitability. Upon the achievement of various increasing levels of profitability above the minimum target level, the Incentive Bonus Plan provides for greater percentages of such higher levels of profitability to be accrued in the Incentive Bonus Plan. The purpose of the Incentive Bonus Plan is to reward and reinforce executive management's commitment to achieve levels of annual profitability and return consistent with increasing shareholder value.

         The Compensation Committee annually determines in advance each executive's participation level in the Incentive Bonus Plan. The Compensation Committee takes into account various qualitative and quantitative factors that reflect the executive's position, longevity in office, level of responsibility and ability to impact Gadzooks' profitability and financial success.

         In fiscal 1997 and 1998, Gadzooks did not meet the minimum level of profitability required for executive officers to earn bonuses, and as a result there were no Incentive Bonus Plan payments for fiscal 1997 and 1998, respectively. In fiscal years 1999 and 2000, Gadzooks' profitability exceeded the minimum target level and, accordingly, bonuses were paid to the executive officers. In fiscal 2001, Gadzooks did not meet the minimum level of profitability required for executive officers to earn bonuses, and as a result, there were no Incentive Bonus Plan payments for fiscal 2001.

         Cash bonuses earned under the Incentive Bonus Plan are paid each year upon completion of Gadzooks' annual audit of the results of operations for the previous fiscal year by Gadzooks' outside auditors.

LONG TERM INCENTIVES

         The final portion of the executive officers' compensation consists of stock options, which are typically granted annually. The number of options granted to each officer is based on various factors, such as level of responsibility, and both company and individual performance. Gadzooks utilizes this award to provide additional long-term incentives to its executive officers.

                                       Compensation Committee

                                       Robert E.M. Nourse, Chairman
                                       G. Michael Machens

                   SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         Set forth below is a line graph comparing the percentage change in the cumulative total return on the Common Stock with the cumulative total return of the CRSP Total Return Index for the Nasdaq National Market (U.S. Companies) ("Nasdaq Market Index") and the CRSP Total Return Industry Index for Nasdaq Retail Trade Stocks ("Retail Index") for the period commencing on January 31, 1997 and ending on February 2, 2002.


                   COMPARISON OF CUMULATIVE TOTAL RETURN FROM
                  JANUARY 31, 1997 THROUGH FEBRUARY 2, 2002(1)

                              [PERFORMANCE GRAPH]

Date                     Nasdaq US Value         Nasdaq Retail Value        Gadzooks Value
1/31/1997                     100                        100                    100
1/30/1998                     118                        116.63                  71.1
1/29/1999                     184.67                     142.32                  25.1
1/28/2000                     284.91                     114.06                  44.01
2/3/2001                      193.76                      87.68                  68.43
2/2/2002                      140.22                     104.48                  52.97



----------

(1) Assumes that $100.00 was invested on January 31, 1997 in Gadzooks' Common Stock at that day's closing price of $28.13 per share, and at the closing sales price for each index on that date and that all dividends were reinvested. No cash dividends have been declared on the Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

                              CERTAIN TRANSACTIONS

         The following directors and executive officers of Gadzooks have certain registration rights with regard to shares of Common Stock held by them: Gerald
R. Szczepanski, Lawrence H. Titus, Jr. and Robert E.M. Nourse.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires Gadzooks' directors and executive officers, and persons who own more than 10% of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Gadzooks. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish Gadzooks with copies of all Section 16(a) reports they file. To Gadzooks' knowledge and based solely on review of the copies of such reports furnished to Gadzooks during the period commencing February 3, 2001 and ending February 2, 2002, its officers, directors and greater than 10% beneficial owners had complied with all applicable Section 16(a) filing requirements, except for a Form 4 filed late with respect to Gerald R. Szczepanski covering one transaction and a Form 3 filed late with respect to William C. Bousquette covering one transaction.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                            DIRECTORS AND MANAGEMENT


         The following table sets forth information regarding the beneficial ownership of the Common Stock as of April 15, 2002 with respect to (i) each person known by Gadzooks to own beneficially more than five percent of the Common Stock; (ii) each of Gadzooks' directors and executive officers; and (iii) all directors and executive officers as a group. Pursuant to the rules of the Commission, in calculating percentage ownership, each person is deemed to beneficially own his own shares subject to options exercisable within 60 days after April 15, 2002, but options owned by others (even if exercisable within 60 days) are deemed not to be outstanding shares.

                                                                                BENEFICIAL OWNERSHIP
                                                                       ------------------------------------
                            NAME                                        SHARES                   PERCENTAGE
                            ----                                       ---------                 ----------
Gerald R. Szczepanski(1)....................................             410,995                    4.42%
Paula Y. Masters(2).........................................              63,040                       *
William S. Kotch III(3).....................................              49,710                       *
Stephen R. Puterbaugh(4)....................................              34,780                       *
James A. Motley(5)..........................................              40,689                       *
George S. Sotirin(6)........................................              11,464                       *
Jeffrey P. Creecy(7)........................................              12,800                       *
G. Michael Machens(8).......................................              30,293                       *
Robert E.M. Nourse(9).......................................              21,543                       *
Lawrence H. Titus, Jr.(10)..................................              56,378                       *
Ron G. Stegall(11)..........................................               8,762                       *
William C. Bousquette(12)...................................               5,000                       *
Dimensional Fund Advisors, Inc.(13).........................             578,200                    6.31%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401
Fuller & Thaler Asset Management, Inc.(14)..................             547,123                    5.97%
  411 Borel Avenue, Suite 402
  San Mateo, California 94402
Liberty Wanger Asset Management, L.P.(15)...................           1,352,000                   14.76%
  227 West Monroe Street, Suite 3000
  Chicago, Illinois 60606
Kennedy Capital Management, Inc.(16)........................             679,200                    7.42%
  10829 Olive Boulevard
  St. Louis, Missouri 63141
TCW Group, Inc.(17).........................................             553,700                    6.05%
  865 South Figueroa Street
  Los Angles, California 90017
All directors and executive officers as a group
  (12 persons)(18)..........................................             745,454                    8.14%

----------

*        Less than 1%

(1) Includes 138,820 shares of Common Stock subject to options exercisable within 60 days of April 15, 2002.

(2) Includes 57,000 shares of Common Stock subject to options exercisable within 60 days of April 15, 2002.

(3) Includes 36,748 shares of Common Stock subject to options exercisable within 60 days of April 15, 2002.

(4) Includes 22,580 shares of Common Stock subject to options exercisable within 60 days of April 15, 2002.

(5) Includes 37,900 shares of Common Stock subject to options exercisable within 60 days of April 15, 2002.

(6) Includes 11,000 shares of Common Stock subject to options exercisable within 60 days of April 15, 2002.

(7) Includes 12,800 shares of Common Stock subject to options exercisable within 60 days of April 15, 2002.

(8) Includes 12,473 shares of Common Stock subject to options exercisable within 60 days of April 15, 2002.

(9) Includes 12,473 shares of Common Stock subject to options exercisable within 60 days of April 15, 2002.

(10) Includes 12,056 shares of Common Stock subject to options exercisable within 60 days of April 15, 2002.

(11) Includes 7,262 shares of Common Stock subject to options exercisable within 60 days of April 15, 2002.

(12) Includes no shares of Common Stock subject to options exercisable within 60 days of April 15, 2002.

(13) Based on a report on Schedule 13G/A filed with the SEC, dated February 12, 2002. Dimensional Fund Advisors, Inc. ("Dimensional"), an investment advisor registered under the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment advisor or manager, Dimensional possesses both voting and investment power over the securities of Gadzooks that are owned by the Funds. All securities reported on this
         Schedule 13G/A are owned by the Funds and Dimensional disclaims beneficial ownership of such securities.

(14) Based on a report on Schedule 13G/A filed with the SEC, dated February 15, 2002. Fuller and Thaler Asset Management, Inc. has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Stock. No account individually holds more than five percent of the outstanding Common Stock.

(15) Based on a report on Schedule 13G/A filed with the SEC, dated February 14, 2002. These 1,352,000 shares have been acquired on behalf of discretionary clients of Liberty Wanger Asset Management, L.P. ("WAM"), including Liberty Acorn Trust ("ACORN") and WAM Acquisition GP, Inc. (WAM GP"). Persons other than WAM and WAM GP are entitled to receive all dividends from, and proceeds from the sale of, these shares. Acorn is the only such person known to be entitled to all dividends from, and all proceeds from the sale of, shares reported herein to the extent of more than five percent of the class.

(16) Based on a report on Schedule 13G filed with the SEC, dated February 14, 2002. Kennedy Capital Management, Inc. beneficially owns 679,200 and has the sole power to vote and dispose of 659,900.

(17) Based on a report on Schedule 13G filed with the SEC, dated February 13, 2002. The TCW Group, Inc., on behalf of the TCW Business Unit, has the shared power to vote and dispose of 553,700 shares.

(18) These shares include 361,112 shares of Common Stock subject to stock options exercisable within 60 days of April 15, 2002.

             B. APPROVAL OF THE AMENDMENT TO THE 1992 INCENTIVE AND
                         NONSTATUTORY STOCK OPTION PLAN

         The purposes of the Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the employees and consultants of the Company and to promote the success of the Company's business.

         The Incentive Plan currently authorizes the issuance of up to 2,100,000 shares of Common Stock pursuant to options granted under the Incentive Plan. As of April 15, 2002, 1,842,559 shares of Common Stock had been optioned, sold or otherwise subtracted from the maximum number of shares available under the Incentive Plan. The Board of Directors has determined that it would be desirable to extend the term of the Incentive Plan to February 26, 2012 in order to have available appropriate long-term incentives and competitive compensation opportunities for the employees of the Company. Accordingly, subject to shareholder approval, the Board of Directors has adopted an amendment to the Incentive Plan (the "Incentive Plan Amendment") providing for an extension in the term of the Incentive Plan to February 26, 2012. The full text of the proposed amendment is included in Appendix A attached to this Proxy Statement.

         General. In February 1992, the Board of Directors of the Company adopted the Incentive Plan. The Incentive Plan is currently administered by the Compensation Committee (the "Committee"). Subject to the express provisions of the Incentive Plan, the Committee may, from time to time, determine the persons that will be granted options under the Incentive Plan, the number of shares of Common Stock subject to each option and the exercise price, and the time or times when such options shall be granted and may be exercised. The Incentive Plan provides that options granted under the Incentive Plan may be either "incentive stock options" ("ISOs") as defined by the Internal Revenue Code of 1986, as amended (the "Code"), or non-ISOs. As of April 15, 2002, options to purchase 1,224,104 shares were outstanding under the Incentive Plan with a weighted average exercise price of $13.37 per share. All of the options granted to date under the Incentive Plan are exercisable either immediately or over a three-, four- or five-year period. The Company has filed with the Commission registration statements on Form S-8, under the Securities Act of 1933, as amended (the "Securities Act"), registering the shares of Common Stock underlying the options offered under the Incentive Plan.

         Employees Who May Participate in the Incentive Plan. All officers, employees and consultants of the Company or any of its affiliates may be granted options under the Incentive Plan. Pursuant to the terms of the Incentive Plan, consultants are eligible to receive only nonstatutory stock options. Under the terms of the Incentive Plan, non-employee directors are not eligible to receive options under the Incentive Plan. As of March 31, 2002, approximately 4,600 employees of the Company were eligible to participate in the Incentive Plan.

         Exercise. Each option granted under the Incentive Plan is exercisable at such times and under such conditions permissible under the terms of the Incentive Plan as determined by the Committee at the time the option is granted.

         Shares of Common Stock purchased upon exercise of options ("Option Shares") shall at the time of purchase be paid for in full. To the extent that the right to purchase shares has accrued under the Incentive Plan, options may be exercised from time to time by written notice to the Company stating the full number of shares with respect to which the option is being exercised, accompanied by full payment for the shares by cash, check or surrender of other shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which the option is being exercised. An option may not be exercised for a fraction of a share.

         The exercise price of options granted under the Incentive Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant (110% in the case of ISOs granted to a holder of more than 10% of the total voting power of all classes of the Company's capital stock on the date of the grant). Absent a public market for the Common Stock, the Incentive Plan provides for the fair market value per share of Common Stock to be determined by the Board of Directors.

         Non-Assignability. No option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, the option is exercisable only by the optionee.

         Term. An ISO may not be granted with a term exceeding ten years (five years in the case of ISOs granted to a holder of more than 10% of the total voting power of all classes of the Company's capital stock on the date of the grant). The term of any non-ISOs under the Incentive Plan will be no more than ten years from the date of grant (five years and one day in the case of a non-ISO granted to a holder of more than 10% of the total voting power of all classes of the Company's capital stock on the date of grant).

         The Incentive Plan terminated on February 26, 2002. Termination of the Incentive Plan shall not affect, without the consent of the optionee, any option theretofore granted under the Incentive Plan.

         Termination of Relationship. In the event that an optionee terminates or is terminated from his relationship with the Company and its affiliates for reasons other than the optionee's death or disability, the optionee shall have the right to exercise his options at any time within thirty days (or such other period of time not exceeding three months as is determined by the Committee at the time of grant of the option) from the date of termination to the extent the optionee was entitled to exercise the options at the date of such termination.

         In the event that an optionee's relationship with the Company (or an affiliate) is terminated because such optionee has become totally or permanently disabled within the meaning of Section 22(e)(3) of the Code, the optionee shall have the right to exercise his options at any time within six months (or such other period of time not exceeding twelve months as is determined by the Committee at the time of grant of the option) from the date of termination of his relationship due to disability, to the extent the optionee was entitled to exercise the options immediately prior to such occurrence.

         In the event an optionee dies before his relationship with the Company (or an affiliate) otherwise terminates, the optionee's estate or beneficiary shall have the right to exercise his options at any time within six months from the date of death of the optionee, but only to the extent of the right to exercise that would have accrued had the optionee continued living and remained an employee or consultant of the Company (or an affiliate) during the six month period following the date of death.

         If an optionee dies within 30 days (or such other period of time not exceeding three months as is determined by the Committee at the time of grant of the option) after the termination of his relationship with the Company (or an affiliate), the optionee's estate or beneficiary shall have the right to exercise the optionee's options at any time within six months following the date of death of the optionee.

         Adjustments to Options. In the event of an increase or decrease in the number of outstanding shares of Common Stock as a result of a recapitalization, stock dividend or other event, which increase or decrease is effected without receipt of consideration by the Company, the number of shares for which options may be granted under the Incentive Plan, the number of shares covered by each outstanding option and the exercise price thereof shall be proportionately adjusted by the Committee, subject to any required action by the shareholders of the Company.

         In the event of the proposed dissolution or liquidation of the Company, all options under the Incentive Plan will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In the event of the proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, all options under the Incentive Plan shall be assumed or equivalent options shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the optionee shall have the right to exercise the option as to all of the option shares, including shares as to which the option would not otherwise be exercisable.

         Amendment. The Board of Directors may, from time to time, alter, amend, suspend, or discontinue the Incentive Plan, or alter or amend any and all option agreements granted thereunder; provided, however, that no such action of the Board of Directors, without the approval of the shareholders of Company, may alter the provisions of the Incentive Plan so as to (i) increase the number of shares of Common Stock subject to the Incentive Plan (except as described above), (ii) change the designation of the class of employees or consultants eligible to be granted options under the Incentive Plan, or (iii) materially amend the Incentive Plan.

         Federal Income Tax Aspects.

         (a) ISOs

         The Incentive Plan is intended to qualify as a stock option plan under
Section 422 of the Code. If the Incentive Plan qualifies as such, then an employee who receives an ISO under the Incentive Plan will not be deemed to recognize income either at the time of the grant of the option or, assuming that the optionee has been an employee at all times during the period beginning on the date of the grant and ending three months prior to the date of exercise, at the time of exercise of the option. In the case of an employee who is disabled within the meaning of Section 22(e)(3) of the Code, the optionee must have been an employee at all times during the period beginning on the date of grant and ending on the date one year prior to the date of exercise. Gain or loss from the sale or exchange of stock acquired upon such exercise will generally be treated as long-term capital gain or loss, provided that such sale or exchange of the shares does not occur within either the two-year period after the date of the granting of the option or the one-year period after the date such shares were acquired upon exercise. Under these circumstances, no deduction will be allowable to the Company in connection with either the grant of such options or the issuance of shares upon exercise thereof.

         If a disposition (as that term is defined in Section 424(c) of the Code) of shares acquired pursuant to the exercise of an ISO is made within either the two-year period after the date of granting of the option or the one-year period after the date the shares were acquired (a "disqualifying disposition"), the optionee will generally recognize compensation income at the time of disposition equal to the excess of the fair market value of the shares at the time of exercise over the option price (limited to the difference between the amount realized by the employee on the sale of such shares and the exercise price). Any such compensation income recognized as described in this paragraph will increase the optionee's tax basis in his shares. If a disposition described in this paragraph occurs in a taxable transaction, any gain in excess of compensation income recognized on the disposition will be capital gain, and any loss will be capital loss. Such capital gain or loss will be long-term capital gain or loss, depending on the holding period of the shares. If an optionee recognizes compensation income as the result of a disposition as described in this paragraph, the Company will be entitled to a corresponding income tax deduction for its taxable year in which or with which ends the taxable year of the employee in which the amount of compensation income is included in such employee's gross income. The employee will be deemed to have included such compensation income in gross income if the Company satisfies in a timely manner the applicable reporting requirements under Section 6041 or Section 6041A of the Code, whichever is applicable, and the Treasury regulations thereunder.

         Upon the exercise of an ISO, the excess of the fair market value of the shares at the time of exercise over the option price will be an item of adjustment subject to the alternative minimum tax provisions, unless the optionee makes a disqualifying disposition of such shares as described in the preceding paragraph.

         (b) Non-ISOs

         In the event that options granted under the Plan do not qualify as ISOs, the employee will recognize compensation income upon the receipt of such option if the option has a readily ascertainable fair market value at the time of the grant, in the amount of the fair market value of the option. In the opinion of the Company, the presently outstanding options did not have a readily ascertainable fair market value at the time of their grant. If the non-ISOs do not have a readily ascertainable fair market value at the time of their grant, the employee will not recognize income upon grant of the non-ISO, but will recognize compensation income upon the exercise of the non-ISO if the shares issued pursuant to such exercise are either transferable or not subject to substantial risk of forfeiture. The amount of the income will be measured by the excess, if any, of the fair market value of the shares at the time of exercise (determined without regard to any restrictions other than a restriction which, by its terms, will never lapse) over the amount paid as the exercise price of the non-ISO. If, however, the employee is subject to certain forfeiture restrictions with respect to the shares received upon the exercise of the non-ISO, then the taxable income realized by the employee will be deferred and will be measured based on the fair market value of the shares at the time the restrictions lapse. Gain or loss on the subsequent sale or exchange of such shares will be capital gain or loss if the shares are a capital asset in the hands of the employee. Such capital gain or loss will be classified as long-term or short-term depending on the holding period. An employee may elect, pursuant to Section 83(b) of the Code, to be taxed in the taxable year in which a non-ISO is exercised on the difference between the fair market value of the Common Stock on the date of exercise and the exercise price.

         In the case of compensation income recognized by an employee as described above in connection with the exercise of an option, the Company will be entitled to a corresponding income tax deduction for its taxable year in which or with which ends the taxable year of the employee in which the amount of compensation income is included in such employee's gross income. The employee will be deemed to have included such compensation income in gross income if the Company satisfies in a timely manner the applicable reporting requirements under
Section 6041 or Section 6041A of the Code, whichever is applicable, and the Treasury regulations thereunder.

         As of April 15, 2002, the market value of the Common Stock as reported on The Nasdaq Stock Market was $14.00 per share.

         The following table provides information concerning options granted to certain persons or groups pursuant to the Incentive Plan.

               1992 INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN

                                                               Number of Shares Underlying
                                                                   Options Outstanding                Exercise Price
Name and Position                                                  as of April 15, 2002                Per Share(1)
-----------------                                              ---------------------------            --------------
Gerald R. Szczepanski ......................................             237,925                        $   10.59
Chairman of the Board
and Chief Executive Officer

Paula Y. Masters ...........................................             172,000                            12.63
President and Chief Merchandising Officer

James A. Motley ............................................              86,750                            13.39
Vice President, Chief Financial Officer and Secretary

William S. Kotch III .......................................              57,947                            10.91
Senior Vice President--Real Estate

Stephen R. Puterbaugh ......................................              53,370                            12.63
Vice President - Human Resources

George S. Sotirin ..........................................              49,400                            18.70
Vice President - Store Operations

Jeff P. Creecy .............................................              48,100                            13.55
Vice President - Information Services

All Executive Officers .....................................             705,492                            12.38
as a group (7 persons)

Current Non-Employee Directors .............................                  --                               --
as a group (5 persons)(2)

All Non-Executive Officer Employees as a group .............             518,612                            14.71

----------

(1) Exercise prices shown are weighted averages of the actual exercise prices for stock options granted to the individuals or groups, as applicable.

(2)      Not eligible for participation.

         Approval of the Incentive Plan Amendment will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

         C. APPROVAL OF THE AMENDMENTS TO THE EMPLOYEE STOCK PURCHASE PLAN

         The purpose of the Stock Purchase Plan is to give employees of the Company an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock.

         The Board of Directors has adopted, subject to shareholder approval, amendments to the Stock Purchase Plan (the "Stock Purchase Plan Amendments") to increase the number of monthly offerings to 180 and extend the term of the Stock Purchase Plan to March 31, 2013. The full text of the proposed amendment is included in Appendix B attached to this Proxy Statement.

         General. In June 1998, the Board of Directors and the Shareholders of the Company approved the Stock Purchase Plan. The Stock Purchase Plan is administered by the Compensation Committee. Any person who is an employee of the Company who is scheduled to work at least 20 hours per week on a regular basis and has completed six months of employment with the Company is eligible to participate in the Stock Purchase Plan. As of March 31, 2002, approximately 1200 employees of the Company were eligible to participate in the Stock Purchase Plan. Currently, the Company has reserved 110,000 shares of Common Stock for issuance under the Stock Purchase Plan. Such shares of Common Stock may be newly issued by the Company or may be purchased in the open market by the Company. The Stock Purchase Plan is currently implemented by 60 monthly offerings of the Common Stock (the "Offerings") commencing, respectively, on April 1, 1998 and on the first day of each calendar month thereafter ending with March 1, 2003. Each Offering shall terminate on the last day of each such month, respectively. Common Stock will be purchased for participants in the Stock Purchase Plan as of the last day of each Offering with the money deducted from their paychecks during the Offering. The purchase price per share of Common Stock will be an amount equal to 85% of the fair market value of a share of Common Stock on the last day of such Offering.

         If the Stock Purchase Plan Amendments are approved, the Stock Purchase Plan will be implemented by 180 monthly Offerings commencing, respectively, on April 1, 1998 and ending with March of 2013.

         Payroll Deductions. A participant may elect to have payroll deductions made under the Stock Purchase Plan for the purchase of Common Stock in an amount not to exceed 15% of the participant's compensation. Compensation for purposes of the Stock Purchase Plan means total cash compensation, including regular pay, overtime pay and bonuses, and it also includes pre-tax employee contributions under a Section 401(k) plan or non-qualified deferred compensation plan. Contributions to the Stock Purchase Plan will be on an after-tax basis (i.e., such contributions are subject to federal, state and local taxes). A participant may terminate his or her payroll deductions at any time. A participant may elect to increase or decrease the amount of his or her payroll deductions within the first 30 days of a quarter, but not more than once each quarter.

         A stock purchase account is established for each participant in the Stock Purchase Plan. Amounts deducted from participants' paychecks is credited to their accounts with respect to each Offering. No interest accrues with respect to any amounts credited to the accounts. As of the last day of each Offering, the amount credited to a participant's stock purchase account with respect to such Offering is used to purchase the largest number of whole shares of Common Stock at the price as determined above. The Common Stock is purchased directly from the Company. No brokerage or other fees are charged to participants.

         Withdrawal and Transferability. A participant may withdraw from participation in the Stock Purchase Plan at any time by written notice to the Company. The payroll deductions of a withdrawing participant shall cease beginning with the next pay period. None of a participant's payroll deductions then credited to his or her account in connection with an Offering is returned to the participant, but is instead applied to the purchase of shares during the appropriate Offering. A participant's withdrawal from any Offering disqualifies the participant from again participating in the Stock Purchase Plan until the next Offering that commences on the first day of a calendar quarter. Rights to purchase shares of Common Stock under the Stock Purchase Plan are exercisable only by the participant and are not transferable.

         Termination and Amendment. If not sooner terminated automatically because all shares reserved under the Stock Purchase Plan have been issued and sold, the Stock Purchase Plan will continue in effect until terminated by the Board of Directors. The Board of Directors of the Company may amend or terminate the Stock Purchase Plan at any time, except that certain amendments may be made only with the approval of the shareholders of the Company.

         Federal Income Tax Consequences. The following is a summary of the federal income tax consequences to employees participating in the Stock Purchase Plan and to the Company, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof. The summary does not address the consequences under any other applicable tax laws. The provisions of the Code, regulations thereunder and related interpretations are complicated and their impact in any one case may depend upon the particular circumstances relating thereto.

         Rights to purchase stock under the Stock Purchase Plan are referred to in the Code as "options." A participating employee does not recognize income at the time options are granted to such employee or when the employee exercises such options and purchases shares of Common Stock. Under the Stock Purchase Plan, both the grant date and the exercise date occur at the end of each Offering for tax purposes. An employee is taxed on amounts withheld from salary under the Stock Purchase Plan as if actually received, and the Company is entitled to deduct a corresponding amount.

         If an employee does not dispose of the shares of Common Stock purchased pursuant to the Stock Purchase Plan within two years after the date of grant of the options to the employee, or if the employee dies without having disposed of such shares, such employee must include in gross income as compensation (as ordinary income and not as capital gain) for the taxable year of disposition or death an amount equal to the lesser of (i) the excess of the fair market value of the shares at the time of disposition or death over the amount paid for the shares, or (ii) the excess of the fair market value of the shares at the date of grant of the options over the exercise price. If the amount realized upon such a disposition by way of sale or exchange of the shares exceeds the purchase price plus the amount, if any, included in income as compensation, such excess will be capital gain. If the holding period for the shares is not more than one year, the gain or loss will be short-term capital gain or loss. Short-term capital gain is taxable at the same rates as ordinary income. If the holding period is more than one year, the gain or loss will be long-term capital gain or loss. In general, long-term capital gain is subject to lower maximum federal income tax rates than ordinary income. Currently the maximum rate for long-term capital gain on assets held for more than one year is generally 20%.

         The Company is not entitled to any deduction with respect to options granted under the Stock Purchase Plan or shares of Common Stock issued and delivered pursuant to the exercise of such options, if the holding period requirements are met or the employee dies prior to disposing of the shares acquired upon exercise.

         If an employee disposes of the shares of Common Stock within two years from the date of grant of the option, the employee will recognize ordinary income at the time of disposition which will equal the excess, if any, of the fair market value of the shares on the date of exercise over the amount paid for such shares. The Company may be required to withhold employment and other taxes related to such ordinary income. The Company will generally be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on disposition of such shares over the fair market value of such shares on the date of exercise will be long-term or short-term capital gain, depending upon the holding period for the shares. If an employee disposes of such shares for less than his or her basis in the shares, the difference between the amount realized and such basis will be a long-term or short-term capital loss, depending upon the holding period for the shares.

         The Company is entitled to withhold in any lawful manner any employment taxes or other similar amounts if any such taxes or amounts must be withheld or otherwise paid by any employee upon the purchase of stock pursuant to the Stock Purchase Plan or the subsequent sale of stock so purchased.

                          EMPLOYEE STOCK PURCHASE PLAN

         Participation in the Stock Purchase Plan is voluntary. The Company cannot now determine the amount of shares of Common Stock that will be acquired by participants therein or the dollar value of any such participation. The following table sets forth information regarding shares of Common Stock purchased during the fiscal year ended February 2, 2002 under the Stock Purchase Plan by the individuals and groups set forth below.

                                                                                       Aggregate
                                                                                      Price of the
                  Name and Position                            Number of Shares   Underlying Shares(1)
                  -----------------                            ----------------   --------------------
Gerald R. Szczepanski ......................................         1,618               $10.61
Chairman of the Board
and Chief Executive Officer

Paula Y. Masters ...........................................           910                14.30
President and Chief Merchandising Officer

James A. Motley ............................................           453                13.52
Vice President, Chief Financial Officer and Secretary

William S. Kotch III .......................................            --                   --
Senior Vice President--Real Estate

Stephen R. Puterbaugh ......................................            --                   --
Vice President - Human Resources

George Sotirin .............................................           436                15.41
Vice President - Store Operations

Jeffrey P. Creecy ..........................................            --                   --
Vice President - Information Services

All Executive Officers as a Group (7 persons) ..............         3,417                10.82
All Non-Employee Directors as a Group (5 persons)(2) .......            --                   --
All Non-Executive Officer Employees as a Group .............        10,065                13.55

----------

(1) Calculated by averaging the option price of the shares purchased under the Stock Purchase Plan.

(2)      Not eligible for participation.

         Approval of the Stock Purchase Plan Amendments will require the affirmative vote of the holders of a majority of the Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.


                 D. RATIFICATION OF THE APPOINTMENT OF AUDITORS

         The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, which has served as independent auditors of Gadzooks since 1992, as independent auditors of Gadzooks for the fiscal year ending February 1, 2003, and recommends ratification by the shareholders of such appointment. Such ratification requires the affirmative vote of the holders of a majority of the Common Stock entitled to vote on this matter and represented in person or by proxy at the Annual Meeting. Accordingly, under the Bylaws of Gadzooks and in accordance with Texas law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved. The persons named in the accompanying proxy intend to vote for ratification of such appointment unless instructed otherwise on the proxy.

AUDIT FEES

         During fiscal 2001, PricewaterhouseCoopers LLP billed us $108,250 for audit fees, which included $14,750 for quarterly reviews.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         PricewaterhouseCoopers LLP did not provide any services related to financial information systems design and implementation during fiscal 2001, and therefore, no fees for such services were billed to Gadzooks.

ALL OTHER FEES

         PricewaterhouseCoopers LLP did not provide any non-audit services during fiscal 2001, and therefore, no fees for such services were billed to Gadzooks.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

         In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent accountants. The Board of Directors may terminate the appointment of PricewaterhouseCoopers LLP as Gadzooks' independent auditors without the approval of the shareholders of Gadzooks whenever the Board of Directors deems such termination necessary or appropriate. A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

                                  ANNUAL REPORT

         The 2001 Annual Report of Gadzooks, including financial statements, accompanies this Proxy Statement.

                              SHAREHOLDER PROPOSALS

         Any shareholder who wishes to submit a proposal for inclusion in the proxy material for presentation at Gadzooks' 2003 Annual Meeting of Shareholders must forward such proposal to the Secretary of Gadzooks at the address indicated on the first page of this proxy statement, so that the Secretary receives it no later than January 15, 2003. Pursuant to Rule 14a-4(c)(1) under the Securities Exchange Act of 1934, if any shareholder proposal intended to be presented at the 2002 annual meeting without inclusion in Gadzooks' proxy statement for such meeting is received at Gadzooks' principal office after March 31, 2003, then a proxy will have the ability to confer discretionary authority to vote on such proposal.

                           FORWARD-LOOKING STATEMENTS


         This proxy statement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this proxy statement, words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project," and similar expressions, as they relate to us or our management, identify forward-looking statements. These forward-looking statements are based on information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to fluctuations in store sales results, changes in economic conditions, fluctuations in quarterly results and other factors described in the "Risk Factors" section of Gadzooks' Annual Report on Form 10-K for fiscal 2001. Such statements reflect the current views of our management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph.


                                    FORM 10-K

         COPIES OF GADZOOKS' ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED FEBRUARY 2, 2002, AS FILED WITH THE SEC, EXCLUDING EXHIBITS, ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO GADZOOKS, INC., 4121 INTERNATIONAL PARKWAY, CARROLLTON, TEXAS 75007, ATTENTION: JAMES A. MOTLEY, SECRETARY. COPIES OF EXHIBITS ARE AVAILABLE UPON PAYMENT OF A REASONABLE FEE TO COVER THE COSTS OF REPRODUCTION.


                                  OTHER MATTERS

         The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

                                       By Order of the Board of Directors,

                                       /s/ James A. Motley
                                       -----------------------------------------
                                       James A. Motley, Secretary
May 10, 2002

                                                                      Appendix A


                                AMENDMENT NO. 9
                              TO THE GADZOOKS, INC.
                1992 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN



         The Gadzooks, Inc. 1992 Incentive and Nonstatutory Stock Option Plan, as amended (the "PLAN"), is hereby amended as follows:


         1. Section 6 of the Plan is hereby amended and restated in its entirety to read as follows:

         "6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section 17 of the Plan. The Plan shall continue in effect until February 26, 2012 unless sooner terminated under Section 13 of the Plan."

         2. In all other respects, the Plan shall remain unchanged and in full force and effect.

                  IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment No. 9 as of the 26th day of February 2002.



                                            GADZOOKS, INC.


                                  By:       /s/ JAMES A. MOTLEY
                                            ------------------------------------

                                  Title:    Vice President, Chief Financial
                                            Officer and Secretary
                                            ------------------------------------


                                                                      Appendix B

                                AMENDMENT NO. 3
                              TO THE GADZOOKS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN


         The Gadzooks, Inc. Employee Stock Purchase Plan (the "PLAN") is hereby amended as follows:

         1. Section 4.1 of the Plan is hereby amended and restated in its entirety to read as follows:

         "4.1. Annual Offerings. The Plan will be implemented by 180 monthly offerings of the Company's Common Stock (the "OFFERINGS") commencing respectively on April 1, 1998 and the first day of each calendar month thereafter, ending with March 31, 2013. Each Offering shall terminate on the last day of each such month respectively. The aggregate number of shares that may be issued under the Plan is 110,000 minus the number of shares (subject to adjustment pursuant to Section 12.3 hereof) that have been issued under the Plan prior to March 30, 2000. The commencement date of each Offering ("OFFERING COMMENCEMENT DATE") shall be the first day of each calendar month in the period beginning April
         1, 1998 and ending March 31, 2013. The termination date of each Offering ("OFFERING TERMINATION DATE") shall be the last day of each such calendar month."

         2. Section 12.5 of the Plan shall be amended by the addition at the end thereof of the following language:

         "Amendment No. 3 to the Plan shall become effective as of April 23, 2002, subject to approval by the holders of the majority of the Common
         Stock present and represented at a special or annual meeting of the shareholders held on or before December 31, 2002. If Amendment No. 3 to the Plan is not so approved, the Amendment shall not become effective."

         3. In all other respects, the Plan shall remain unchanged and in full force and effect.

                  IN WITNESS WHEREOF, the foregoing Amendment is hereby duly executed by the corporate officer signing below as of April 23, 2002.

                                            GADZOOKS, INC.

                                  By:       /s/ JAMES A. MOTLEY
                                            ------------------------------------

                                  Title:    Vice President, Chief Financial
                                            Officer and Secretary
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                                        2

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
A VOTE "FOR" PROPOSALS 1 THROUGH 4 IS RECOMMENDED BY THE BOARD OF DIRECTORS.                                     PLEASE MARK
                                                                                                                 YOUR VOTES AS   [X]
                                                                                                                 INDICATED IN
                                                                                                                 THIS EXAMPLE


                                                                                                             FOR   AGAINST   ABSTAIN
Item 1. Election of Directors                             Item 2. Proposal to approve the amendment          [ ]     [ ]       [ ]
                                                                  to the 1992 Incentive and Nonstatutory
                       WITHHOLD                                   Stock Option Plan.
        FOR            AUTHORITY         EXCEPTIONS
    the nominees    to vote for the                                                                          FOR   AGAINST   ABSTAIN
    listed below    nominees below                        Item 3. Proposal to approve the amendments to      [ ]     [ ]       [ ]
                                                                  the Employee Stock Purchase Plan.
        [ ]              [ ]                [ ]
                                                                                                             FOR   AGAINST   ABSTAIN
Nominees: 01 William C. Bousquette, 2 year term           Item 4. Proposal to ratify the appointment of      [ ]     [ ]       [ ]
          02 G. Michael Machens, 3 year term                      PricewaterhouseCoopers LLP as independent
          03 Lawrence H. Titus, Jr., 3 year term                  auditors for the Corporation.

(INSTRUCTIONS: To withhold authority to vote for the      Item 5. In their discretion, the Proxies are authorized to vote upon such
nominee(s), mark the "Exceptions" box and write the               other business as may properly come before the meeting.
nominee's name in the space provided below.)

Exceptions
          ------------------------------------------

                                                                                                CHANGE OF ADDRESS AND
                                                                                                OR COMMENTS MARK HERE   [ ]


                                                                                     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                                                                     CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE                                               SIGNATURE                                               DATE
         ----------------------------------------------          ----------------------------------------------     ----------------

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS
EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME
BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

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                                      PROXY

                                 GADZOOKS, INC.

                           4121 INTERNATIONAL PARKWAY
                             CARROLLTON, TEXAS 75007

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints Gerald R. Szczepanski, James A. Motley and Eliot D. Raffkind as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Gadzooks, Inc. held on record by the undersigned on May 1, 2002, at the annual meeting of stockholders to be held on June 13, 2002 or any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 THROUGH 4.



           (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE.)


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